Exhibit 24

                       POWER OF ATTORNEY



      The undersigned, a member of the Board of Directors or

officer  of  MidAmerican Energy Holdings  Company,  an  Iowa corporation (the "Company"), hereby constitutes and appoints

Steven A. McArthur and Douglas L. Anderson and each of them,

as  his/her true and lawful attorney-in-fact and agent, with full  power of substitution and resubstitution, for  and  in his/her stead, in any and all capacities, to sign on his/her behalf  the Company's Form 10-K Annual Report for the fiscal year  ending December 31, 1998 and to execute any amendments thereto and to file the same, with all exhibits thereto, and all  other  documents  in  connection  therewith,  with  the

Securities  and  Exchange Commission  and  applicable  stock exchanges,  with  the  full power and authority  to  do  and perform  each and every act and thing necessary or advisable to  all intents and purposes as he/she might or could do  in person,  hereby  ratifying  and  confirming  all  that  said

attorney-in-fact  and  agent,  or  his/her   substitute   or

substitutes, may lawfully do or cause to be done  by  virtue hereof.



                       POWER OF ATTORNEY




Executed as of March 29, 1999


______________________________
______________________________
DAVID L. SOKOL                RICHARD R. JAROS


______________________________
______________________________
GREGORY E. ABEL                    DAVID R. MORRIS


______________________________
______________________________
ALAN L. WELLS                      JOHN R. SHINER


______________________________
______________________________
PATRICK J. GOODMAN                 BERNARD W. REZNICEK


______________________________
______________________________
EDGAR D. ARONSON                   WALTER SCOTT, JR.


______________________________
______________________________
JUDITH E. AYRES                    DAVID E. WIT